               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

              BRISTOL-MYERS SQUIBB COMPANY
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                 [Logo]   BRISTOL-MYERS SQUIBB COMPANY

                                                         March 20, 2000

                      NOTICE OF
                    2000 ANNUAL
                    MEETING AND
                PROXY STATEMENT
           TUESDAY, MAY 2, 2000
                   AT 9:45 A.M.
                  HOTEL DU PONT
                11TH AND MARKET
                        STREETS
                     WILMINGTON
                       DELAWARE

                                  DEAR FELLOW STOCKHOLDER:
                                  You are cordially invited to attend the Annual Meeting of Stockholders of Bristol-Myers
                                  Squibb Company at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on
                                  Tuesday, May 2, 2000, at 9:45 a.m.

                                  This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy
                                  Statement describes the business to be transacted at the meeting and provides other information about the Company that you should know when you vote your shares.

                                  The principal business of the Annual Meeting will be the election of directors, ratification of the appointment of the independent accountants, approval of the Company's 2000
                                  Non-Employee Directors' Stock Option Plan and consideration of two stockholder proposals. We will also review the status of the Company's business at the meeting.

                                  Last year, over 85% of the outstanding shares were represented at the Annual Meeting. It is important that your shares be represented whether or not you attend the meeting. Registered stockholders can vote their shares via the Internet or by using a toll-free telephone number.

                                  Instructions for using these convenient services appear on the proxy card. You can also vote your shares by marking your votes on the proxy card, signing and dating it and mailing it promptly using the envelope provided. Proxy votes are tabulated by an independent agent and reported at the Annual Meeting. The tabulating agent maintains the confidentiality of the proxies throughout the voting process.

                                  Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary such as a bank or broker, follow the instructions in the Proxy Statement to obtain a ticket.

                                  We have provided space on the proxy card for comments from our registered stockholders. We urge you to use it to let us know your feelings about the Company or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write directly to us.

                                  /s/ Charles A. Heimbold, Jr.

                                  CHARLES A. HEIMBOLD, JR.
                                  Chairman and Chief Executive Officer

                      [Logo]   BRISTOL-MYERS SQUIBB COMPANY

                      ------------------------------------
                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS
                       ------------------------------------

    Notice is hereby given that the Annual Meeting of Stockholders will be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on Tuesday, May 2, 2000, at 9:45 a.m. for the following purposes as set forth in the accompanying Proxy Statement:

        to elect directors;

        to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for 2000;

        to approve the Company's 2000 Non-Employee
        Directors' Stock Option Plan;

        to consider and vote upon two stockholder proposals, and

        to transact such other business as may properly come before the meeting or any adjournments thereof.

    Holders of record of the Company's Common and Preferred Stock at the close of business on March 3, 2000, will be entitled to vote at the meeting.

                                    By Order of the Board of Directors

                                    /s/ Sandra Leung

                                    SANDRA LEUNG
                                    Secretary

Dated: March 20, 2000

                             YOUR VOTE IS IMPORTANT

      REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT.

      IF YOU DO NOT ATTEND THE ANNUAL MEETING TO VOTE IN PERSON, YOUR VOTE WILL NOT BE COUNTED UNLESS A PROXY REPRESENTING YOUR SHARES IS PRESENTED AT THE MEETING.

      TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE VOTE IN ONE OF THESE WAYS:

           (1) GO TO THE WEBSITE SHOWN ON YOUR PROXY CARD AND VOTE VIA THE INTERNET;

                                         OR

           (2) USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON YOUR PROXY CARD (THIS CALL IS TOLL-FREE IN THE UNITED STATES);

                                         OR

           (3) MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE.

      IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE BY BALLOT.

                          ELIMINATE DUPLICATE MAILINGS

      SECURITIES AND EXCHANGE COMMISSION ('SEC') RULES REQUIRE US TO PROVIDE AN ANNUAL REPORT TO STOCKHOLDERS WHO RECEIVE THIS PROXY STATEMENT. IF YOU ARE A STOCKHOLDER OF RECORD AND HAVE MORE THAN ONE ACCOUNT IN YOUR NAME OR AT THE SAME ADDRESS AS OTHER STOCKHOLDERS OF RECORD, YOU MAY AUTHORIZE US TO DISCONTINUE MAILINGS OF MULTIPLE ANNUAL REPORTS. TO DISCONTINUE MAILINGS OF MULTIPLE ANNUAL REPORTS, MARK THE DESIGNATED BOX ON THE APPROPRIATE PROXY CARD(S), OR FOLLOW THE PROMPTS WHEN YOU VOTE IF YOU ARE A STOCKHOLDER OF RECORD VOTING BY INTERNET OR TELEPHONE.

                          CONSENT TO ELECTRONIC ACCESS

      YOU MAY CONSENT TO VIEW FUTURE COPIES OF OUR ANNUAL REPORTS AND PROXY STATEMENTS ONLINE INSTEAD OF RECEIVING COPIES IN THE MAIL. WITH YOUR CONSENT, WE WILL PROVIDE YOU WITH THE INTERNET ADDRESS TO ACCESS THESE DOCUMENTS EACH YEAR ON YOUR PROXY CARD. TO GIVE YOUR CONSENT, PLEASE FOLLOW THE PROMPTS WHEN YOU VOTE BY INTERNET OR BY TELEPHONE. IF YOU ARE CASTING YOUR VOTE BY PROXY CARD, JUST CHECK THE APPROPRIATE BOX ON THE CARD. ONCE YOU GIVE YOUR CONSENT, IT WILL BE IN EFFECT EVERY YEAR UNTIL YOU INFORM THE COMPANY OTHERWISE.

                     [Logo]   BRISTOL-MYERS SQUIBB COMPANY

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ANNUAL MEETING AND PROXY SOLICITATION INFORMATION...........    1
    Annual Meeting Admission................................    1
    Stockholders Entitled to Vote...........................    1
    Voting..................................................    1
    Other...................................................    3
VOTING SECURITIES AND PRINCIPAL HOLDERS.....................    3
BOARD OF DIRECTORS..........................................    5
    Meetings of the Board...................................    5
    Compensation of Directors...............................    5
    Committees of the Board.................................    6
    Directors and Nominees..................................    7
COMPENSATION AND BENEFITS...................................   13
    Executive Officer Compensation..........................   13
      Summary Compensation Table............................   14
      Option/SAR Grants in the Last Fiscal Year.............   16
      Aggregated Option/SAR Exercises in the Last Fiscal
       Year and Fiscal Year-End Option/SAR Values...........   17
      Long-Term Incentive Plan Awards in Last Fiscal Year...   17
    Board Compensation Committee Report on Executive
     Compensation...........................................   18
      CEO Compensation......................................   20
      Deductibility of Compensation Over $1 Million.........   21
    Performance Graph.......................................   22
    Pension Benefits........................................   23
    Section 16(a) Beneficial Ownership Reporting
     Compliance.............................................   23
    Employment Agreement and Change in Control
     Arrangements...........................................   23
PROPOSALS TO BE VOTED UPON
    Proposal 1  --  Election of Directors...................   25
    Proposal 2  --  Appointment of Independent
     Accountants............................................   25
    Proposal 3  --  Approval of 2000 Non-Employee Directors'
     Stock Option Plan......................................   26
    Proposal 4  --  Stockholder Proposal Relating to Annual
     Election of Directors..................................   27
    Proposal 5  --  Stockholder Proposal Relating to a
     Policy of Price Restraint..............................   28
ADVANCE NOTICE PROCEDURES...................................   30
2001 PROXY PROPOSALS........................................   30
EXHIBIT A  --  2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION
  PLAN......................................................  A-1

               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on May 2, 2000.

    This Proxy Statement is being sent to all stockholders of record as of the close of business on March 3, 2000 for delivery beginning March 20, 2000. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report should not be deemed to be part of the Proxy Statement.

ANNUAL MEETING ADMISSION

    Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized representatives and guests of the Company. Admission will be by ticket only. If you are a registered stockholder (your shares are held in your name) and plan to attend the meeting, please vote your proxy and detach your Annual Meeting ticket from the bottom portion of the proxy card. If you are a beneficial owner (your shares are held in the name of a bank, broker or other holder of record), and plan to attend the meeting, you can obtain an admission ticket in advance by writing to Stockholder Services, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154. Please be sure to enclose proof of ownership such as a bank or brokerage account statement. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Registration Desk on the day of the meeting. Tickets may be issued to others at the discretion of the Company.

    The Hotel duPont is accessible to disabled persons and, upon request, wireless headsets for hearing amplification will be provided.

STOCKHOLDERS ENTITLED TO VOTE

    Holders of record of the Company's $0.10 par value Common Stock and $2.00 Convertible Preferred Stock at the close of business on March 3, 2000 will be entitled to vote at the 2000 Annual Meeting. Each share is entitled to one vote on each matter properly brought before the meeting. Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person.

VOTING

    If you are a registered stockholder, you can simplify your voting and save the Company expense by voting via the Internet or calling the toll-free number listed on the proxy card. Internet and telephone voting information is provided on the proxy card. A control number, located on the lower right of the proxy card, is designated to verify a stockholder's identity and allow the stockholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the Internet or by telephone, please do not return a signed proxy card.

    If you choose to vote by mail, mark your proxy card enclosed with the Proxy Statement, date and sign it, and mail it in the postage-paid envelope. The shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

    If you are a beneficial stockholder, you must provide instructions on voting to your nominee holder.

    For the reasons set forth in more detail later in the Proxy Statement, the Board of Directors recommends a vote FOR the election of directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2000, FOR approval of the 2000 Non-Employee Directors' Stock Option Plan and AGAINST the two stockholder proposals.

    The Board of Directors of Bristol-Myers Squibb knows of no other matters that may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

    A plurality of the votes cast at the meeting is required to elect directors. The affirmative vote of a majority of the shares of stock present in person or by proxy is required for ratification of the appointment of PricewaterhouseCoopers LLP ('PwC') as independent accountants for 2000, for the approval of the 2000 Non-Employee Directors' Stock Option Plan and for the adoption of the two stockholder proposals.

    In accordance with the laws of the State of Delaware and the Company's Restated Certificate of Incorporation and Bylaws (i) for the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes 'FOR all nominees,' 'WITHHELD for all nominees' or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; broker non-votes are not counted, and (ii) for the adoption of all other proposals, which are decided by a majority of the shares of the stock of the Company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes 'FOR,' 'AGAINST' or 'ABSTAIN' on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote; broker non-votes are not counted.

    If you are a registered stockholder and wish to give your proxy to someone other than the Directors' Proxy Committee, you may do so by crossing out the names of all three Proxy Committee members appearing on the proxy card and inserting the name of another person. The signed card must be presented at the meeting by the person you have designated on the proxy card. You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions: (i) by giving written notice of the revocation to the Company; (ii) by executing and delivering a proxy with a later date; or
(iii) by voting in person at the meeting.

    Tabulation of proxies and the votes cast at the meeting is conducted by an independent agent and certified to by independent inspectors of election. Any information that identifies the stockholder or the particular vote of a stockholder is kept confidential and not disclosed to the Company.

OTHER

    The expense of preparing, printing and mailing proxy materials to Bristol-Myers Squibb stockholders will be borne by Bristol-Myers Squibb.

    Employees of the Company may solicit proxies on behalf of the Board of Directors through the mail, telephone, telecommunications and in person. Management has also retained Georgeson Shareholder Communications Inc. to aid solicitation of proxies for a fee of approximately $25,000 that will be paid by the Company.

    Bristol-Myers Squibb Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

    At the close of business on March 3, 2000, there were 1,976,400,801 shares of $0.10 par value Common Stock and 10,846 shares of $2.00 Convertible Preferred Stock outstanding and entitled to vote.

    The following table sets forth, as of February 1, 2000 beneficial ownership of shares of Common Stock of the Company by each director, each of the named executive officers and all directors and officers as a group. None of these individuals beneficially owns greater than 1% of the outstanding Common Shares nor any Preferred Shares.

    Unless otherwise noted, such shares are owned directly or indirectly with sole voting and investment power.

                                                       COMMON      DEFERRED
                                     TOTAL             SHARES       COMMON
                                     SHARES         AQUIRABLE IN     SHARE
              NAME                  OWNED(a)         60 DAYS(b)    UNITS(c)
              ----                 ----------       ------------   ---------
R. E. Allen......................      83,049           30,000      51,181
L. B. Campbell...................       4,416                0       2,306
V. D. Coffman....................       5,421            1,000       4,263
P. R. Dolan......................     265,380          167,000           0
E. V. Futter.....................      31,076           22,000       5,300
L. V. Gerstner, Jr. .............      61,665(d)        19,000       6,819
L. H. Glimcher, M.D. ............       4,850            1,000       3,850
D. J. Hayden, Jr. ...............     414,962          300,260           0
C. A. Heimbold, Jr. .............   5,207,511(e)     4,193,550           0
L. Johansson.....................       4,009                0       2,009
J. L. McGoldrick.................     569,505          535,000           0
M. F. Mee........................     457,270(f)       265,000           0
P. S. Ringrose, Ph.D.............     367,976          242,500           0
J. D. Robinson III...............      50,256           26,000       5,056
L. W. Sullivan, M.D. ............      24,758(g)        18,000       6,312
K. E. Weg........................   1,858,936        1,572,934           0
All Directors and Officers
  as a Group.....................  11,985,414(h)     9,347,871      87,096

                                                        (footnotes on next page)

(footnotes from previous page)

 (a) includes direct and indirect ownership of shares, stock options that are currently exercisable and deferred common share units.

 (b) includes stock options that are currently exercisable and stock options that will be exercisable within 60 days.

 (c) amounts credited to directors' accounts in the 1987 Deferred Compensation Plan for Non-Employee Directors as deferred common share units which are valued according to the market value and stockholder return on equivalent shares of Common Stock.

 (d) includes 5,646 deferred common share units credited to Mr. Gerstner's account in the Squibb Corporation Deferred Plan for Fees of Outside Directors which are valued according to the market value and stockholder return on equivalent shares of Common Stock.

 (e) includes 5,000 shares held by Mr. Heimbold's wife over which he exercises shared voting and investment power and also includes 79,338 shares owned by a family charitable foundation over which Mr. Heimbold exercises shared voting and investment power. Mr. Heimbold disclaims beneficial ownership of the shares owned by the family charitable foundation.

 (f) includes 400 shares held by one of Mr. Mee's children over which he exercises shared voting and investment power.

 (g) includes 446 shares owned jointly by Dr. Sullivan and his wife over which he exercises shared voting and investment power.

 (h) includes 24,228 shares held by other executive officers' immediate family members over which the executive officers share voting and investment power.

                               BOARD OF DIRECTORS

    The business of the Company is managed under the direction of the Board of Directors. It has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Board is kept advised of the Company's business through regular written reports and analyses and discussions with the Chairman and other officers of the Company.

MEETINGS OF THE BOARD

    The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. In 1999, there were eight regular meetings and two special meetings of the Board. The average aggregate attendance of Directors at Board and Committee meetings was over 95%. No director attended fewer than 75% of the aggregate of the total of Board and Committee meetings during the periods he or she served.

COMPENSATION OF DIRECTORS

    In 1999, the non-employee directors of the Company received an annual cash retainer of $35,000. The Company requires that 25% of the retainer be deferred and credited to a deferred compensation account, the value of which is determined by the value of Bristol-Myers Squibb Company Common Stock, until certain ownership guidelines are attained. Non-employee directors received an additional fee of $2,000 for attending each Board meeting, Board Committee meeting and the Annual Meeting of Stockholders. In addition, the Chairs of the Audit Committee, the Compensation and Management Development Committee and the Committee on Directors and Corporate Governance received an annual fee of $10,000. In 1999, seven non-employee directors elected to participate in the 1987 Deferred Compensation Plan for Non-Employee Directors. Under the provisions of the Plan, a non-employee director may elect to defer payment of all or part of the compensation received as a director. Deferred funds may be credited to a 6-month United States Treasury bill equivalent fund, a fund based on the return on the Company's invested cash or a fund based on the return on Bristol-Myers Squibb Company Common Stock or to two or three of the funds. Deferred portions are payable in a lump sum or in a maximum of ten annual installments. Payments under the Plan begin when a participant ceases to be a director or at a future date previously specified by the director. In addition to the annual cash compensation discussed above, all non-employee directors received an award of 1,000 deferred common share units, the value of which is determined by the value of Bristol-Myers Squibb Company Common Stock. The Company's Retirement Plan for Non-Employee Directors was terminated in 1996. Benefits existing under the Plan were vested as of that time for all directors who had served on the Board as of that date. Under the Company's 1990 Non-Employee Directors' Stock Option Plan, each non-employee director received on the date of the 1999 Annual Meeting, an option to purchase 2,500 shares of the Company's Common Stock, provided the director was elected to the Board of Directors on the date of the Annual Meeting or had previously been elected to the Board of Directors for a term extending beyond such Annual Meeting. The price of the option was the fair market price of the Company's Common Stock on the date the option was granted. Each option becomes exercisable in four equal installments commencing on the earlier of the first anniversary of the date of the grant or the date of the next Annual Meeting and continuing similarly for the three years thereafter. The options also become fully exercisable upon retirement from the Board after one year of service following the grant date. In 1999, options for a total of 22,500 shares were granted, consisting of options for 2,500 shares granted to each of nine non-employee directors. The Directors' Charitable Contribution Program is part of the Company's overall program of charitable contributions. The Program is partially funded by life insurance policies purchased by the Company on individual members and retired members of the Board of Directors. In 1999, the Company paid a total of $75,652 in premiums on policies covering eleven directors and retired directors. The policies provide for a $1 million death benefit for each director covered. Upon the death of a director, the Company donates one-half of the $1 million benefit to one or more qualifying charitable organizations designated by the director. The remaining one-half of the benefit is contributed to the Bristol-Myers Squibb Foundation, Inc. for distribution according to the Foundation's program for charitable contributions to medical research, health-related and community service organizations, educational institutions and education-related programs and cultural and civic activities. Individual directors derive no financial benefit from this program since all charitable deductions relating to the contributions accrue solely to the Company.

    From time to time the Company establishes special councils to address certain issues. Composition of such councils includes non-employee directors and senior executives from the Company. During 1999, there were four council meetings. Non-employee Directors were compensated $2,000 for each council meeting they attended.

COMMITTEES OF THE BOARD

    The Company's Bylaws specifically provide for an Audit Committee and an Executive Committee. The Company's Bylaws also authorize the establishment of additional committees of the Board and, under this authorization, the Board of Directors has established the Committee on Directors and Corporate Governance and the Compensation and Management Development Committee. The Board has appointed individuals from among its members to serve on these four committees. The membership of these four committees, with the exception of the Executive Committee, is composed entirely of non-employee directors. From time to time the Board of Directors establishes special committees to address certain issues. Composition of such committees depends upon the nature of the issue being addressed.

    The duties of the Audit Committee are (a) to recommend to the Board of Directors a firm of independent accountants to perform the examination of the annual financial statements of the Company; (b) to review with the independent accountants and with the Controller the proposed scope of the annual audit, past audit experience, the Company's internal audit program, recently completed internal audits and other matters bearing upon the scope of the annual audit;
(c) to review with the independent accountants and with the Controller significant matters revealed in the course of the audit of the annual financial statements of the Company; (d) to review on a regular basis whether the Company's Standards of Business Conduct and Corporate Policies relating thereto has been communicated by the Company to all key employees of the Company and its subsidiaries throughout the world with a direction that all such key employees certify that they have read, understand and are not aware of any violation of the Standards of Business Conduct; (e) to review with the Controller any suggestions and recommendations of the independent accountants concerning the internal control standards and accounting procedures of the Company; (f) to meet on a regular basis with a representative or representatives of the Internal Audit Department of the Company and to review the Internal Audit Department's Reports of Operations; and
(g) to report its activities and actions to the Board at least once each fiscal year.

    The duties of the Committee on Directors and Corporate Governance include
(a) screening and recommending candidates for the Board of Directors of the Company; (b) recommending the term of office for directors; (c) recommending retirement policies for non-employee directors and remuneration for non-employee directors; (d) recommending the desirable ratio of employee directors to non-employee directors; (e) reviewing the format of Board meetings and making recommendations for the improvement of such meetings; (f) recommending the nature and duties of committees of the Board; and (g) considering matters of corporate social responsibility and matters of significance in areas related to corporate public affairs, the Company's employees, stockholders and its customers. The Committee on Directors and Corporate Governance considers stockholder recommendations of nominees for election to the Board of Directors if they are accompanied by a comprehensive written resume of the recommended nominee's business experience and background and a consent in writing signed by the recommended nominee that he or she is desirous of being considered as a nominee and, if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the aforesaid documents to the principal executive offices of the Company addressed to the Company, 345 Park Avenue, New York, New York 10154, attention:
Corporate Secretary.

    The duties of the Compensation and Management Development Committee include
(a) administration of the Company's annual incentives, stock option and long-term incentive plans; (b) adoption and review of major compensation plans;
(c) responsibility for the Company's management development programs and procedures; and (d) approval of compensation for corporate officers and certain senior management.

    During calendar year 1999, the committees of the Board held in the aggregate a total of nine meetings: the Audit Committee having met four times, the Compensation and Management Development Committee having met three times and the Committee on Directors and Corporate Governance having met two times. There were no meetings of the Executive Committee in 1999.

DIRECTORS AND NOMINEES

    Following are the nominees and the other directors of the Company who will continue in office beyond the Annual Meeting, with information including their principal occupation and other business affiliations, the year each was first elected as a director, the Board Committee memberships of each, other affiliations and each director's age. After the election of four directors at the meeting, the Company will have twelve directors, including the nine directors whose present terms extend beyond the meeting. Listed first below are nominees for election for the 2000-2003 term followed by the directors in the 1998-2001 term and then the directors in the 1999-2002 term.

                                        2000-2003 TERM
-----------------------------------------------------------------------------------------------

[Photo]                                 ROBERT E. ALLEN
                                        Chairman and Chief Executive Officer from 1988 to 1997
                                        of AT&T Corp., a communications and information
                                        services company. Director of the Company since 1986.
                                        His present term expires at this Annual Meeting. Mr.
                                        Allen is a director of Pepsico, Inc. and
                                        Daimler-Chrysler Corporation. He is a member of The
                                        Business Council and a trustee of The Mayo Foundation
                                        and Wabash College. Board Committees: Audit Committee,
                                        Committee on Directors and Corporate Governance (Chair)
                                        and Executive Committee. Age 65.



[Photo]                                 LEWIS B. CAMPBELL
                                        Chairman and Chief Executive Officer since February
                                        1999 of Textron Inc., an aircraft, automotive,
                                        industrial and financial services company. Director of
                                        the Company since November 1998. His present term
                                        expires at this Annual Meeting. Board Committees:
                                        Committee on Directors and Corporate Governance and
                                        Compensation and Management Development Committee. Age
                                        53.

[Photo]                                 LAURIE H. GLIMCHER, M.D.
                                        Irene Heinz Given Professor of Immunology at the
                                        Harvard School of Public Health and Professor of
                                        Medicine at the Harvard Medical School since 1991.
                                        Director of the Company since 1997. Her present term
                                        expires at this Annual Meeting. Dr. Glimcher is a
                                        director of Waters Corporation. Board Committees: Audit
                                        Committee and Committee on Directors and Corporate
                                        Governance. Age 48.

[Photo]                                 JAMES D. ROBINSON III
                                        Co-founder, Chairman and Chief Executive Officer since
                                        1994 of RRE Investors, a private venture investment
                                        firm, and a general partner of RRE Ventures, L.P. He is
                                        also Chairman of Violy, Byorum & Partners Holdings. He
                                        previously served as Chairman and Chief Executive
                                        Officer of American Express Company from 1977 to 1993.
                                        Director of the Company since 1976. His present term
                                        expires at this Annual Meeting. Mr. Robinson is a
                                        director of the Coca-Cola Company, First Data
                                        Corporation, Cambridge Technology and Partners and
                                        Concur Technologies, Inc. He is a limited partner and
                                        advisor to International Equity Partners and serves on
                                        the board of InfiCorp Holdings, Inc., Scream-
                                        ingMedia.com, Qpass and Ibero-American Media Partners.
                                        Mr. Robinson is a member of The Business Council and
                                        the Council on Foreign Relations. He is Honorary
                                        Co-Chairman of Memorial Sloan-Kettering Cancer Center,
                                        an honorary trustee of the Brookings Institution and
                                        Chairman Emeritus of the World Travel and Tourism
                                        Council. Board Committees: Committee on Directors and
                                        Corporate Governance, Compensation and Management
                                        Development Committee (Chair) and Executive Committee.
                                        Age 64.

                                        1998-2001 TERM
-----------------------------------------------------------------------------------------------

[Photo]                                 LOUIS V. GERSTNER, JR.
                                        Chairman and Chief Executive Officer of IBM Corporation
                                        since 1993. Chairman and Chief Executive Officer of RJR
                                        Nabisco Holdings Corporation from 1989 to 1993.
                                        Director of the Company since 1989 and a director of
                                        Squibb Corporation from 1986 to 1989. His present term
                                        expires at the 2001 Annual Meeting. Mr. Gerstner
                                        co-chairs Achieve, an organization created by United
                                        States governors and business leaders to establish high
                                        academic standards in our nation's schools. He serves
                                        on the President's Advisory Committee for Trade Policy
                                        and Negotiations. He is a member of the Board of
                                        Managers of Memorial Sloan-Kettering Cancer Center and
                                        a director of the Council on Foreign Relations. Board
                                        Committees: Committee on Directors and Corporate
                                        Governance and Executive Committee. Age 58.


[Photo]                                 CHARLES A. HEIMBOLD, JR.
                                        Chairman of the Board and Chief Executive Officer of
                                        the Company. Mr. Heimbold was elected Chairman of the
                                        Board in 1995, Chief Executive Officer in 1994. Mr.
                                        Heimbold was Executive Vice President of the Company
                                        from 1989 until 1992 and President from 1992 until
                                        2000. Director of the Company since 1989. His present
                                        term expires at the 2001 Annual Meeting. He is a
                                        director of ExxonMobil Corporation, Deputy Chairman of
                                        the Board of Directors of the Federal Reserve Bank of
                                        New York and a trustee of the American Museum of
                                        Natural History. He is a member of The Business
                                        Roundtable, The Business Council and the Council on
                                        Foreign Relations. He is a director of the
                                        Pharmaceutical Research and Manufacturers of America,
                                        Chairman of the Board of Directors of Phoenix House and
                                        Chairman of the Board of Overseers of the Law School
                                        and Trustee of the University of Pennsylvania. Board
                                        Committee: Executive Committee. Age 66.


[Photo]                                 LEIF JOHANSSON
                                        President and Chief Executive Officer since 1997 of AB
                                        Volvo, an automotive company. Director of the Company
                                        since 1998. His present term expires at the 2001 Annual
                                        Meeting. He has been Chairman of Granges AB since 1994.
                                        He is also a member of The Federation of Swedish
                                        Industries, The Association of Swedish Engineering
                                        Industries and The Royal Swedish Academy of Engineering
                                        Sciences. Board Committees: Audit Committee and Commit-
                                        tee on Directors and Corporate Governance. Age 48.


[Photo]                                 KENNETH E. WEG
                                        Vice Chairman of the Company since 1999 and member of
                                        the Office of the Chairman since 1998. Mr. Weg was
                                        elected Executive Vice President of the Company in 1995
                                        and was President of the Worldwide Medicines Group from
                                        1997 to 1998, President of the Pharmaceutical Group
                                        from 1993 to 1996 and President of Pharmaceutical
                                        Operations from 1991 to 1993. Director of the Company
                                        since 1995. His present term expires at the 2001 Annual
                                        Meeting. Mr. Weg serves on the Board of Directors of
                                        Fox Chase Cancer Center, the Board of Trustees of the
                                        Foundation of the University of Medicine and Dentistry
                                        of New Jersey, the Board of Trustees of the Princeton
                                        Medical Center and the Foundation for New Jersey Public
                                        Broadcasting, Inc. He is also a member of the
                                        Philadelphia Museum of Art Corporate Executive
                                        Committee. Age 61.


                                        1999-2002 TERM
-----------------------------------------------------------------------------------------------

[Photo]                                 VANCE D. COFFMAN
                                        Chairman and Chief Executive Officer since 1998 of
                                        Lockheed Martin Corporation, a high technology
                                        aerospace and defense company. Director of the Company
                                        since 1998. His present term expires at the 2002 Annual
                                        Meeting. Board Committees: Audit Committee and
                                        Compensation and Management Development Committee. Age
                                        55.


[Photo]                                 PETER R. DOLAN
                                        President of the Company, member of the Office of the
                                        Chairman and Chairman of the Corporate Operating
                                        Committee. Mr. Dolan was elected President of the
                                        Company and to the Board of Directors earlier this
                                        year. He was Senior Vice President for Strategy and
                                        Organizational Effectiveness from 1998 to his recent
                                        election, President of the Pharmaceutical Group for
                                        Europe and the Worldwide Consumer Medicines Group from
                                        1997 to 1998, President of the Nutritionals and Medical
                                        Devices Group from 1996 to 1997, President of Mead
                                        Johnson Nutritional Group from 1995 to 1996 and
                                        President of Bristol-Myers Products from 1993 to 1995.
                                        His term expires at the 2002 Annual Meeting. He is a
                                        member of the Board of Overseers of the Tufts
                                        University Medical School and the Sackler School of
                                        Drug Research and member of the American Cancer
                                        Society, CEO Advisory Committee. Age 44.

[Photo]                                 ELLEN V. FUTTER
                                        President of the American Museum of Natural History
                                        since 1993. President of Barnard College from 1981 to
                                        1993. Director of the Company since 1990. Her present
                                        term expires at the 2002 Annual Meeting. Ms. Futter is
                                        a director of American International Group, Inc., J.P.
                                        Morgan & Co. Incorporated and of Consolidated Edison,
                                        Inc., as well as a trustee of Consolidated Edison
                                        Company of New York, Inc. and the American Museum of
                                        Natural History. She is a member of the Council on
                                        Foreign Relations, a fellow of the American Academy of
                                        Arts and Sciences and a Partner of the New York City
                                        Partnership, Inc. Ms. Futter is also a member of the
                                        Advisory Board of Yale School of Management. Board
                                        Committees: Audit Committee (Chair) and Committee on
                                        Directors and Corporate Governance. Age 50.


[Photo]                                 LOUIS W. SULLIVAN, M.D.
                                        President of Morehouse School of Medicine from 1981 to
                                        1989 and since 1993. From 1989 to 1993, Dr. Sullivan
                                        was Secretary of the United States Department of Health
                                        and Human Services. Director of the Company since 1993.
                                        His present term expires at the 2002 Annual Meeting.
                                        Dr. Sullivan is a director of 3-M Corporation,
                                        Georgia-Pacific Corporation, General Motors
                                        Corporation, CIGNA Corporation, Household
                                        International, Inc., EndoVascular Instruments, Inc. and
                                        Equifax Inc. He is a founder and Chairman of Medical
                                        Education for South African Blacks, Inc., a member of
                                        the National Executive Council of the Boy Scouts of
                                        America, a member of the Board of Trustees of Little
                                        League of America, Africare and the International
                                        Foundation for Education and Self-Help. Board
                                        Committees: Audit Committee and Compensation and
                                        Management Development Committee. Age 66.

                           COMPENSATION AND BENEFITS

    The Company's compensation and benefits programs are designed to enable the Company to attract, retain and motivate the best possible employees to operate and manage the Company at all levels.

    In general, all U.S.-based employees, except in some cases those covered by collective bargaining agreements, receive a base salary, participate in an annual incentive plan, a Company-supported savings plan and a Company-funded pension plan and are provided with medical and other welfare benefits coverage. Employees outside of the United States are similarly covered by comprehensive compensation and benefits programs.

    In 1995, the Company implemented a global stock option grant known as the TeamShare Stock Option Plan. Under this Plan, employees who met certain service requirements and were not key executives were eligible for a stock option award giving them each the opportunity to purchase 200 shares of the Company's Common Stock. In 1996, the Company took steps to expand the Plan to include those employees hired after the announcement in 1995, extending TeamShare to a broader group of employees. All TeamShare recipients possess a stronger link with Company stockholders as they benefit from the stock price appreciation resulting from their efforts to grow and strengthen the business. In 1998, the initial awards granted under this Plan became vested and many employees exercised their awards. These employees realized gains related to these option awards and expanded their direct ownership of Company stock. Also, in 1998, the Company implemented another global stock option grant known as the TeamShare II Stock Option Awards. Additional awards were initiated for all eligible employees. These awards further enhanced the linkage between employees and stockholders.

    In addition, the Company maintains specific executive compensation programs designed to provide incentives to reward and retain outstanding executives who bear the responsibility for achieving the demanding business objectives necessary to assure the Company's leadership position in the highly complex and competitive industries in which it operates. The executive compensation programs are based upon a pay-for-performance philosophy to provide incentives to achieve both short-term and long-term objectives and to reward exceptional performance, gains in productivity and contributions to the Company's growth and success.

    While performance against financial objectives and relative total stockholder return are the determinants of formula-based incentive payments under the Company's executive compensation program, the successful Bristol-Myers Squibb executive must perform effectively in many areas that are not measured specifically by financial results. Performance is also assessed against standards of business conduct reflecting social values, environmental stewardship and the expectations of the Company's key constituencies, including its employees and stockholders, the consumers of its products, suppliers and customers, the communities in which it operates and the countries where it does business. The Bristol-Myers Squibb Company Pledge clearly defines what is expected of every employee in the Company, and the performance of the Company's executives is appraised in this regard.

EXECUTIVE OFFICER COMPENSATION

    The following tables and notes present the compensation provided by the Company to its Chief Executive Officer and the Company's five other most highly compensated executive officers for services rendered to the Company in 1997, 1998 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM COMPENSATION
                                                             ------------------------------------------
                               ANNUAL COMPENSATION                      AWARDS                PAYOUTS
                       -----------------------------------   -----------------------------   ----------
                                                   OTHER                                                         ALL
                                                  ANNUAL     RESTRICTED      SECURITIES      LONG TERM          OTHER
                                                  COMPEN-       STOCK        UNDERLYING      INCENTIVE         COMPEN-
NAME/TITLE               SALARY       BONUS      SATION(1)    AWARDS(2)    OPTIONS/SARS(3)    PAYOUTS         SATION(4)
YEAR                       $            $            $            $               #              $                $
---------------------  ----------   ----------   ---------   -----------   ---------------   ----------       ---------
C.A. Heimbold, Jr.
 Chairman and Chief
 Executive Officer
   1999..............  $1,337,500   $2,551,602      --       $         0        600,000(5)   $1,800,000(7)     $60,142
   1998..............  $1,250,000   $1,944,375      --       $21,584,375        600,000(5)   $1,129,000(8)     $58,240
   1997..............  $1,221,000   $1,581,635      --       $         0      1,200,000(6)   $1,121,900(9)     $54,935

K.E. Weg
 Vice Chairman(10)
   1999..............  $  820,000   $1,012,224      --       $         0        200,000(5)   $ 900,000(7)      $36,869
   1998..............  $  736,250   $  678,270      --       $         0        200,000(5)   $ 451,600(8)      $33,099
   1997..............  $  680,000   $  513,944      --       $ 3,813,752        424,000(6)   $ 448,760(9)      $30,391

M.F. Mee
 Senior Vice President and
 Chief Financial Officer(11)
   1999..............  $  633,000   $  497,247      --       $         0        120,000(5)   $ 450,000(7)      $28,485
   1998..............  $  593,817   $  380,340      --       $         0        120,000(5)   $ 282,250(8)      $26,699
   1997..............  $  564,250   $  362,275      --       $         0        240,000(6)   $ 280,475(9)      $25,381

D.J. Hayden, Jr.
 Senior Vice President and
 President, Worldwide
 Medicines Group(12)
   1999..............  $  610,000   $  568,105      --       $         0        160,000(5)   $ 225,000(7)      $27,450
   1998..............  $  405,577   $  230,967      --       $ 3,123,438         90,000(5)   $ 112,900(8)      $18,251
   1997..............  $  332,159   $  158,275      --       $ 2,383,595        130,000(6)   $  84,143(9)      $14,947

P.S. Ringrose, Ph.D.
 President, Pharmaceutical
 Research Institute(13)
   1999..............  $  600,000   $  434,616      --       $         0        120,000(5)   $ 450,000(7)      $27,000
   1998..............  $  582,000   $  325,411      --       $         0        120,000(5)             (14)    $26,178
   1997..............  $  519,000   $  315,162      --       $ 3,771,250        250,000                (14)    $10,348

J.L. McGoldrick
 Senior Vice President,
 General Counsel and
 President, Medical
 Devices Group(15)
   1999..............  $  575,000   $  409,544      --       $         0        120,000(5)   $ 450,000(7)      $25,875
   1998..............  $  539,133   $  345,315      --       $         0        120,000(5)   $ 282,250(8)      $24,240
   1997..............  $  511,750   $  328,568      --       $         0        240,000(6)   $ 280,475(9)      $23,019

                                                        (footnotes on next page)

(footnotes from previous page)

 (1) The only type of Other Annual Compensation for each of the named officers was in the form of perquisites and was less than the level required for reporting.

 (2) Mr. Heimbold, Mr. Weg, Mr. Hayden and Dr. Ringrose were the only named executives to receive awards in the fiscal years listed. Mr. Heimbold's awards were granted pursuant to agreements in which Mr. Heimbold agreed to remain with the Company through December 31, 2001 or earlier if the Board appoints his successor. Mr. McGoldrick has an outstanding award that was granted when he joined the Company. Regular dividends are paid on these shares. The number and market value of shares of restricted stock held by each of these executives at December 31, 1999 (based upon the closing market value stock price of $64.1875) were: Mr. Heimbold, 400,000 and $25,675,000; Mr. Weg, 80,000 and $5,135,000; Mr. Hayden, 100,000 and
     $6,418,750; Dr. Ringrose, 140,000 and $8,986,250 and Mr. McGoldrick, 50,000
     and $3,209,375.

 (3) The number of securities underlying options/SARs has been adjusted to reflect the Company's stock splits in February 1997 and February 1999.

 (4) Consists of matching contributions to the Savings and Investment Program
     (SIP) and the Benefits Equalization Plan for the SIP as follows: Mr. Heimbold ($52,942 and $7,200); Mr. Weg ($30,284 and $6,585); Mr. Mee
     ($21,285 and $7,200); Mr. Hayden ($20,865 and $6,585); Dr. Ringrose
     ($20,415 and $6,585) and Mr. McGoldrick ($19,290 and $6,585).

 (5) Performance-based exercise price thresholds must be attained for portions of the 1998 and 1999 awards to become exercisable. Award amounts reflect the stock split in February 1999.

 (6) Performance-based thresholds for the 1997 awards have been attained so those awards are exercisable to the extent that time vesting criteria have been met. Award amounts reflect the stock splits in February 1997 and February 1999.

 (7) Long-Term Performance Award granted in 1997 and earned over the three-year performance period from 1997 through 1999. The payout was based on total stockholder return ranking versus peer companies. This award was paid at 180% of target.

 (8) Long-Term Performance Award granted in 1996 and earned over the three-year performance period from 1996 through 1998. The payout was based on the achievement of three-year compounded annual earnings per share, sales and cash flow growth objectives along with a total stockholder return multiplier. This award was paid at 112.9% of target.

 (9) Long-Term Performance Award granted in 1995 and earned over the three-year performance period from 1995 through 1997. The payout was based on the achievement of three-year compounded annual earnings per share, sales and cash flow growth objectives along with a total stockholder return multiplier. This award was paid at 112.19% of target.

(10) Mr. Weg was President, Worldwide Medicines Group until December 1, 1998 when he joined the Office of the Chairman. He was elected Vice Chairman effective May 4, 1999.

(11) Effective January 20, 2000, Mr. Mee became Executive Vice President & Chief Financial Officer.

(12) Mr. Hayden was President, Intercontinental Region until December 1, 1998 when be became Senior Vice President and President, Worldwide Medicines Group. Effective January 20, 2000, he became Executive Vice President, Strategy.

(13) Effective January 20, 2000, Dr. Ringrose became Chief Scientific Officer.

(14) These awards were granted before Dr. Ringrose joined the Company.

(15) Mr. McGoldrick was Senior Vice President, Law and Strategic Planning and General Counsel until December 1, 1998 when he became Senior Vice President, General Counsel and President, Medical Devices Group. Effective January 20, 2000, he became Executive Vice President, General Counsel and President, Medical Devices Group.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                              ----------------------------------------------------------------
                                 NUMBER OF
                                SECURITIES       % OF TOTAL
                                UNDERLYING      OPTIONS/SARS    EXERCISE                           GRANT DATE
                               OPTIONS/SARS      GRANTED TO     OR BASE                              PRESENT
                                GRANTED(1)      EMPLOYEES IN    PRICE(2)                            VALUE(3)
            NAME                     #           FISCAL YEAR     ($/SH)      EXPIRATION DATE            $
            ----              ---------------    -----------    --------   -------------------   ---------------
C.A. Heimbold, Jr...........          600,000(4)       2.5%     $66.2031       January 3, 2009   $     8,328,367
K.E. Weg....................          200,000(4)       0.8%     $66.2031       January 3, 2009   $     2,776,122
M.F. Mee....................          120,000(4)       0.5%     $66.2031       January 3, 2009   $     1,665,673
D.J. Hayden, Jr. ...........          160,000(4)       0.7%     $66.2031       January 3, 2009   $     2,220,898
P.S. Ringrose, Ph.D. .......          120,000(4)       0.5%     $66.2031       January 3, 2009   $     1,665,673
J.L. McGoldrick.............          120,000(4)       0.5%     $66.2031       January 3, 2009   $     1,665,673
All Stockholders(5).........    1,988,766,276                                                    $34,969,558,047
All Optionees(6)............       24,221,950       100.0%      $65.3896   Various Dates, 2009   $   332,084,081
All Optionees Grant Date Present Value as a Percent of All Stockholder Value..................             0.94%

---------

(1) Individual grants become exercisable in installments of 25% per year on each of the first through the fourth anniversaries of the grant date. At age 60, all outstanding option grants fully vest. As consideration for the option grant, an employee must remain in the employment of the Company for one year from the date of grant. Under the TeamShare I Stock Option Program, individual grants become fully vested three years after the date of the grant. Under the TeamShare II Stock Option Program, individual grants become fully vested in installments of 33.33% per year starting on the third anniversary of the date of the grant. Options granted to the named executive officers are transferable in accordance with the terms of the Company's Stock Incentive Plans. The number of securities underlying options/SARs granted has been adjusted to reflect the Company's stock split of February 1999.

(2) All options were made at 100% of Fair Market Value as of the date of the grant.

(3) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company does not believe that the Black-Scholes model, or any other model, can accurately determine the value of an option. Accordingly, there is no assurance that the value realized by an executive, if any, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Company's stock price. The Black-Scholes Ratio of .2656 was determined using the following assumptions: a volatility of 21.84%, an historic average dividend yield of 2.39%, a risk-free interest rate of 5.5% and a seven year option term.

(4) In addition to the time vesting criteria stated above, one-half of the award must increase 30% in the stock price to $86.06403 to become exercisable. This price level must be met for 15 consecutive trading days. In the ninth and tenth years of the award term, the awards become fully exercisable. The Black-Scholes Values of these awards have been adjusted to recognize these thresholds.

(5) The 'Grant Date Present Value' shown for all stockholders as a group is the projected incremental gains for all shares outstanding on January 4, 1999 predicted using a Black-Scholes methodology based upon the assumptions listed in footnote (3). This value is not adjusted for the price appreciation thresholds. The value of grants covered by that criterion is adjusted for price appreciation thresholds.

(6) Information based on all stock option grants made to employees in 1999, including TeamShare grants. Exercise price shown is the weighted average of all grants. Actual exercise prices (adjusted to reflect the Company's stock split in February 1999) ranged from $63.4375 to $77.5000, reflecting the Fair Market Value of the stock on the date of the option grants. The Grant Date Present Value is adjusted for the portion of the total stock option awards that have a price appreciation threshold.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                                     NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED           'IN THE MONEY'(3)
                            SHARES                                      OPTIONS/SARS AT               OPTIONS/SARS AT
                           ACQUIRED                 ANNUALIZED          FISCAL YEAR-END               FISCAL YEAR-END
                              ON         VALUE         VALUE                   #                             $
                           EXERCISE    REALIZED     REALIZED(2)   ---------------------------   ----------------------------
          NAME                #            $             $        EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
          ----             --------   -----------   -----------   -----------   -------------   -----------    -------------
C. A. Heimbold, Jr.......  776,400    $38,287,872   $8,209,489     3,905,000       800,000(4)   $156,918,883    $2,771,860(4)
K.E. Weg.................        0    $         0   $        0     1,472,934       266,666(4)   $ 61,881,137    $  923,944(4)
M.F. Mee.................   75,000    $ 3,570,626   $1,011,109       140,000       370,000(4)   $  4,591,558    $6,990,302(4)
D.J. Hayden, Jr..........   36,000    $ 1,587,623   $  215,430       219,760       313,000(4)   $  9,310,427    $3,935,399(4)
P.S. Ringrose, Ph.D......        0    $         0   $        0       145,000       345,000(4)   $  5,011,561    $6,120,305(4)
J.L. McGoldrick..........   60,000    $ 2,871,558   $  580,109       410,000       370,000(4)   $ 17,389,366    $6,990,302(4)

---------

(1) All options were granted at 100% of Fair Market Value. Optionees may satisfy the exercise price by submitting currently owned shares and/or cash. Income tax withholding obligations may be satisfied by electing to have the Company withhold shares otherwise issuable under the option with a Fair Market Value equal to such obligations. The number of securities underlying options/SARs exercises has been adjusted to reflect the Company's stock split of February 1999.

(2) Annualized column shows the total gain realized from option exercises spread ratably over the period between the grant date and the exercise date.

(3) Calculated based upon the December 31, 1999 Fair Market Value share price of $64.8125.

(4) For all listed executive officers, the value of 'unexercisable' stock options includes the year-end value of stock options which have price thresholds for exercisability above the exercise price. They may exercise these options and potentially realize the portion of the listed value relating to these stock options once those price thresholds are attained.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                                       ESTIMATED FUTURE PAYOUTS UNDER
                                    NUMBER OF                OTHER PERIOD               NON-STOCK PRICE-BASED PLAN(1)
                                  SHARES, UNITS            UNTIL MATURATION          -----------------------------------
                                 OR OTHER RIGHTS              OR PAYOUT              THRESHOLD     TARGET      MAXIMUM
                                 ---------------              ---------              ---------   ----------   ----------
C.A. Heimbold, Jr. ............     1,000,000      Three-Year Period Ending in 2001  $425,000    $1,000,000   $2,200,000
K.E. Weg.......................       500,000      Three-Year Period Ending in 2001  $212,500    $  500,000   $1,100,000
M.F. Mee.......................       250,000      Three-Year Period Ending in 2001  $106,250    $  250,000   $  550,000
D.J. Hayden, Jr. ..............       325,000      Three-Year Period Ending in 2001  $138,125    $  325,000   $  715,000
P.S. Ringrose, Ph.D. ..........       250,000      Three-Year Period Ending in 2001  $106,250    $  250,000   $  550,000
J.L. McGoldrick................       250,000      Three-Year Period Ending in 2001  $106,250    $  250,000   $  550,000

---------

(1) Payouts under the Plan will be based on the Company's total stockholder returns versus peer group companies and growth in earnings per share over the three-year period. Target award will be paid if 100% of the targeted earnings per share growth is achieved and total stockholder return is at the median of the peer group. Performance below the threshold level will result in no payout. Performance above the maximum level will result in the maximum payout.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    As described in the section on Committees of the Board (pp. 6 and 7), the Compensation and Management Development Committee is responsible for administering the compensation program for corporate officers and certain senior management of the Company. The Committee is composed exclusively of 'non-employee directors' as defined by the Securities and Exchange Commission rules. The members of the Committee are neither employees nor former employees of the Company nor are they eligible to participate in any of the Company's executive compensation programs. Additionally, they meet the definition of 'outside director' for purposes of administering compensation programs to meet the tax deductibility criteria included in Section 162(m) of the Internal Revenue Code.

    The Company's executive compensation program is based upon a pay-for-performance philosophy. Under the Company's program, an executive's compensation consists of three components: base salary, annual incentive (bonus) payment and long-term incentives (which may include cash-based awards, stock-based awards and/or stock options).

    The Company's executive compensation program is designed to provide overall compensation, when targeted levels of performance are achieved, which is above the median of pay practices of a peer group of eleven large and high-performing industry competitors. The corporations making up the peer companies group are Abbott Laboratories, American Home Products Corporation, The Gillette Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pharmacia-Upjohn, Inc., Pfizer, Inc., The Procter & Gamble Company, Schering-Plough Corporation and Warner-Lambert Company. Compared to the peer companies group, Bristol-Myers Squibb ranked third largest at year end 1999 in market capitalization. The Company ranked fourth largest as measured by both sales and operating earnings. Historically the Company has performed strongly versus competitors and the broader array of companies represented in the Fortune 500 and S&P 500 based on return on equity, net earnings as a percent of sales and earnings per share growth over the five-year period presented in the performance graph. The Company is the second highest among the peer group in total dividends paid.

    At the time the Committee makes executive compensation decisions, the Committee reviews individual performance and Company performance versus that of the peer companies group. When 1999 compensation decisions were made, the Committee reviewed detailed data concerning the levels of executive pay among the peer companies group and other high-performing and similarly sized companies for comparison purposes. This data included analyses provided by independent compensation consultants.

    The executive compensation program is designed to provide value to the executive based on the extent to which individual performance, Company performance versus budgeted financial targets, Company longer-term financial performance and total return to stockholders (including share price appreciation and reinvested dividends) meet, exceed or fall short of expectations. Under this program design, incentive payments can exceed target levels only if expectations are exceeded.

    BASE SALARY -- An executive's base salary is determined by an assessment of her/his sustained performance against her/his individual job responsibilities including, where appropriate, the impact of such performance on the business results of the Company, current salary in relation to the salary range designated for the job, experience and mastery, and potential for advancement.

    ANNUAL INCENTIVES -- Payments under the Company's annual incentive plan, the Performance Incentive Plan, are tied to the Company's level of achievement of annual operating pretax earnings targets and annual operating cash flow targets, thereby establishing a direct link between executive pay and Company profitability. Annual operating pretax earnings and operating cash flow targets for the overall Company and each operating group are based upon the earnings and cash flow budgets for the Company as reviewed by the Board of Directors. An individual executive's annual incentive opportunity is a percentage of her/his salary determined by the executive's job level. Actual annual incentive payments are determined by applying a formula based on operating pretax earnings and cash flow performance to each individual's annual incentive opportunity. Applying this formula results in payments at the targeted incentive opportunity level when budgeted earnings and cash flow are achieved and payments below the targeted level when performance on these measures is below those set by the budget. The formula provides for payments above the targeted level only when actual earnings and cash flow exceed budgeted levels of operating performance targets.

    For 1999 awards, operating pretax earnings and cash flow budgets were established at levels that the Board felt reflected the aggressive expectations management had for the performance of the business. As a whole, the Company exceeded these aggressive goals on both measures, resulting in annual incentive payouts above target levels.

    LONG-TERM INCENTIVES -- The Company's long-term incentives are in the form of stock option awards and long-term performance awards. The objective of these awards is to advance the longer-term interests of the Company and its stockholders and complement incentives tied to annual performance. These awards provide rewards to executives based upon the creation of incremental stockholder value and the attainment of long-term financial goals. Stock options produce value to executives only if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. The number of stock options granted is based on the grade level of an executive's position and the executive's performance in the prior year and the executive's potential for continued sustained contributions to the Company's success. The size of previous option grants and the number of options currently held by an executive are not taken into account in determining the number of options granted. The executive's right to the stock options vests over a four-year period and each option is exercisable, but only to the extent it has vested, over a ten-year period following its grant. In order to preserve the linkage between the interests of executives and those of stockholders, executives are expected to use the shares obtained on the exercise of their stock options, after satisfying the cost of exercise and taxes, to establish a significant level of direct ownership. The Company has established share ownership expectations for its executives to meet through the exercise of stock option awards.

    Stock option awards granted to executives in 1999 carried aggressive performance thresholds for exercisability. In addition to time vesting requirements, one-half of the shares granted must appreciate 30% in the stock price to become exercisable; the remaining one-half have no price appreciation requirement. While such a performance criterion for exercisability is not prevalent among the peer companies group, such a criterion focuses executive attention on the need to provide meaningful stockholder return prior to the executive gaining a full right to realize gains from these awards. To maintain favorable accounting treatment, this criterion does not apply after the eighth year of the award term.

    For the Long-Term Plan payment shown in the Summary Compensation Table on page 14, the award paid at the end of 1999 covered the 1997 through 1999 performance period. The sole measure determining payout level under this award was Total Stockholder Return ranking versus the peer companies group included in the performance graph shown on page 22. As that graph shows, the Company performed strongly on this measure during this time period. The Company's Total Stockholder Return of 146.2% during this time period ranked third among this group over this time period, resulting in a payout at 180% of target.

    The Committee annually reviews the composition of the long-term compensation package to ensure that the use of stock options combined with Long-Term Performance Awards provides an appropriate incentive package. Based upon reviews conducted in 1999, the Committee continues to believe that this program design is consistent with competitive practice and provides a direct link with the creation of stockholder value. Payouts under the Plan for the 1999 to 2001 performance cycle will be based on total stockholder returns (share price appreciation plus reinvested dividends) versus peer group companies over the three-year performance period and upon the attainment of earnings per share growth objectives for the time period. Using these measures as the basis for these payouts under these awards is intended to maintain the close alignment of the Company's compensation programs with achieving competitively superior total stockholder return through the attainment of significant earnings growth, a key focus of the investment community.

CEO COMPENSATION

    The compensation for Mr. Heimbold results from his participation in the same compensation program as the other executives of the Company. His 1999 compensation was set by the Committee, applying the principles outlined above in the same manner as they were applied to the other executives of the Company.

    The majority of Mr. Heimbold's compensation is incentive-based. For 1999, 10% of his total compensation was in the form of base salary. His annual cash incentive was 20% of his total compensation. The largest portion, 70% of the total, was comprised of long-term incentives, strongly aligning Mr. Heimbold's compensation package with the creation of stockholder value.

    Mr. Heimbold's cash compensation increase reflects the level of responsibilities he holds as Chairman of the Board and Chief Executive Officer, and his compensation versus the peer companies group. Mr. Heimbold's annual bonus, as was disclosed previously, is based upon the degree to which the Company overall achieves its pretax earnings and cash flow budgets. For 1999, the Company's overall performance resulted in a bonus payout to Mr. Heimbold equal to 112.2% of his targeted award.

    Mr. Heimbold participates in the Company's long-term performance award plan. Payouts under this plan for the 1999 to 2001 performance cycle are focused upon providing additional incentive to produce stockholder returns that exceed those of the peer companies group through strong financial performance. As discussed above, total stockholder return ranking and earnings per share growth objectives are the measures used in Mr. Heimbold's long-term award, as is the case for all participants.

    On January 4, 1999, Mr. Heimbold received a stock option award of 300,000 shares (600,000 shares on an after-split basis). As detailed above and in the stock option grant table, one-half of this award carries a price appreciation threshold target for exercisability in addition to time vesting requirements. The Committee felt that his award appropriately recognized Mr. Heimbold's leadership and contributions to the continued strength and success of the Company while providing a significant incentive to create incremental stockholder value.

    The Committee believes that the program it has adopted, with its emphasis on long-term compensation, serves to focus the efforts of the Company's executives on the attainment of a sustained high rate of Company growth and profitability for the benefit of the Company and its stockholders.

Deductibility of Compensation over $1 Million

    In 1993, the Omnibus Budget Reconciliation Act of 1993 (the 'Act') was enacted. The Act includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Company's five highest paid officers beginning in 1995. Based on the regulations issued by the Internal Revenue Service to implement the Act, the Company has taken the necessary actions to ensure the deductibility of payments under the annual incentive plan and long-term awards plans. The Company will continue to take the necessary actions to maintain the deductibility of payments under both plans.

Compensation and Management Development Committee

                             James D. Robinson III, Chair
                             Lewis B. Campbell
                             Vance D. Coffman
                             Louis W. Sullivan, M.D.

PERFORMANCE GRAPH

    The following graph compares the performance of the Company for the periods indicated with the performance of the Standard & Poor's 500 Stock Index
(S&P 500) and the average performance of a group consisting of the Company's peer corporations on a line-of-business basis. As previously noted, the corporations making up the peer companies group are Abbott Laboratories, American Home Products Corporation, The Gillette Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pharmacia-Upjohn, Inc., Pfizer, Inc., The Procter & Gamble Company, Schering-Plough Corporation and Warner-Lambert Company. Total Return indices reflect reinvested dividends and are weighted using beginning-period market capitalization for each of the reported time periods. The Company measures its performance for compensation purposes against the performance of this peer companies group. The Company measured its performance against this same group in the 1999 Proxy Statement.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

         Bristol-Myers Squibb         S & P 500        Peer Company Group
1994             100                   100                 100
1995             153.14                137.58              155.79
1996             202.34                169.17              198.85
1997             358.07                225.6               298.15
1998             511.86                290.08              415.79
1999             497.45                351.12              377.6


    Assumes $100 invested on 12/31/94 in Bristol-Myers Squibb Common Stock, S&P 500 Index and Peer Companies Group Index. Values are as of December 31 of specified year assuming dividends are reinvested.

PENSION BENEFITS

    The following table sets forth the aggregate annual benefit payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.

                               PENSION PLAN TABLE

                                                 YEARS OF SERVICE
                       ---------------------------------------------------------------------
REMUNERATION              15          20          25          30          35          40
---------------------  ---------   ---------   ---------   ---------   ---------   ---------
$  500,000...........  $ 150,000     200,000     250,000     300,000     350,000     400,000
 1,000,000...........    300,000     400,000     500,000     600,000     700,000     800,000
 1,500,000...........    450,000     600,000     750,000     900,000   1,050,000   1,200,000
 2,000,000...........    600,000     800,000   1,000,000   1,200,000   1,400,000   1,600,000
 2,500,000...........    750,000   1,000,000   1,250,000   1,500,000   1,750,000   2,000,000
 3,000,000...........    900,000   1,200,000   1,500,000   1,800,000   2,100,000   2,400,000
 3,500,000...........  1,050,000   1,400,000   1,750,000   2,100,000   2,450,000   2,800,000
 4,000,000...........  1,200,000   1,600,000   2,000,000   2,400,000   2,800,000   3,200,000
 4,500,000...........  1,350,000   1,800,000   2,250,000   2,700,000   3,150,000   3,600,000
 5,000,000...........  1,500,000   2,000,000   2,500,000   3,000,000   3,500,000   4,000,000

    Pension benefits are determined by final average annual compensation where annual compensation is the sum of the amounts shown in the columns labeled 'Salary' and 'Bonus' in the Summary Compensation Table. Benefit amounts shown are straight-life annuities before the deduction for Social Security benefits. The executive officers named in the Summary Compensation Table have the following years of credited service for pension plan purposes: C.A. Heimbold, Jr. -- 36 years; K.E. Weg -- 31 years; M.F. Mee -- 6 years; D.J. Hayden,
Jr. -- 19 years; P.S. Ringrose -- 3 years; and J.L. McGoldrick -- 5 years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, executive officers and the beneficial holders of more than 10% of the Common Stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on our records and other information, the Company believes that during 1999 all applicable Section 16(a) filing requirements were met.

EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL ARRANGEMENTS

    During Mr. Heimbold's tenure as Chief Executive Officer, his leadership has contributed significantly to the Company's success. This has been reflected in a substantial increase in the value of the Company during his tenure. In recognition of Mr. Heimbold's contributions to the Company and to provide him with additional incentive to remain beyond normal retirement age to ensure continuity of leadership, the Company entered into an agreement with Mr. Heimbold in 1998. Under the agreement, Mr. Heimbold will serve as Chairman and Chief Executive Officer until December 31, 2001, or such earlier date as the Board of Directors may appoint his successor. During this period, his base salary will not be less than his base salary in 1998, and his annual bonus target, which will be determined by the Compensation and Management Committee of the Board, will not be less than 170% of his base salary. He was granted an additional 10% of his final average pay (base salary and bonus) in the calculation of his pension benefits. In 1998 he was also granted restricted stock awards of 200,000 shares (400,000 shares on an after-split basis) which vest upon his retirement. Upon retirement, he will be provided with certain benefits similar to those historically provided to other retiring executives who served as Chairman and Chief Executive Officer.

    In 1999, the Company entered into severance agreements with 13 executive officers, including each of the executive officers named in the Summary Compensation Table in this Proxy Statement, except Mr. Heimbold. The agreements are intended to provide for continuity of management in the event of a change in control of the Company. By their terms, the agreements are in effect through December 31, 2002, and will be automatically extended, beginning on January 1, 2003, in one-year increments, unless either the Company or the executive gives prior notice of termination or a change in control shall have occurred prior to January 1 of such year. If a change in control occurs during the term of the agreement, the agreement shall continue in effect for a period of not less than 36 months beyond the month in which such change in control occurred.

    The agreements provide that executive officers could be entitled to certain severance benefits following a change in control of the Company and termination of employment. Under each agreement, a change in control would include any of the following events: (i) any 'person,' as defined in the Securities and Exchange Act of 1934, as amended, acquires 20% or more of the combined voting power of the Company's then outstanding securities; (ii) a majority of the Company's directors are replaced during a two-year period; or (iii) the stockholders approve a merger or consolidation of the Company or approve a plan of complete liquidation of the Company.

    If, following a change in control, the executive officer is terminated by the Company for any reason other than for cause (as defined in the agreement), or death, or by the executive without good reason (as defined in the agreement), the covered executive would be entitled to a lump sum severance payment equal to three times the sum of the executive's base salary and target bonus under the Incentive Plan. In addition, the executive would receive a payout of any unpaid incentive compensation which has been allocated or awarded to the executive for the completed calendar year preceding the date of termination and a pro rata portion to the date of termination of the aggregate value of all contingent incentive compensation awards to the executive for the current calendar year.

    Further, all outstanding stock options granted to the executive officer would become immediately vested and exercisable and all restrictions on restricted stock awards would lapse, unless otherwise provided for under a written stock award agreement. All unvested matching contributions in the Company Savings Plan would also vest. The executive officer would receive a cash amount for the additional benefit to which the executive officer would have been entitled had he or she been fully vested and credited three additional years of service and age for the purpose of calculating his or her tax-qualified and nonqualified pension benefits. Additionally, if the executive officer is under 55 years of age and/or has fewer than 10 years of service at the time of termination, he or she would receive payment of pension benefits in such form of distribution available under the pension plan, and otherwise would be treated under such pension plan as if the executive were 55 with at least ten years of service. For a three-year period after the date of termination, the executive officer would receive life and health insurance benefits and perquisites substantially similar to those that the executive is receiving immediately prior to the notice of termination. Thereafter, the executive officer will be eligible to participate in the Company's retiree medical and dental plans.

    In the event that any payments made to an executive officer in connection with a change in control and termination of employment would be subject to excise tax as excess parachute payments by the Internal Revenue Code, the Company will 'gross up' the executive officer's compensation to fully offset such excise taxes provided the payments exceed 110% of the maximum total payment which could be made without triggering the excise taxes. If the aggregate parachute payments exceed such maximum amount but do not exceed 110% of such maximum amount, then the parachute payments would be automatically reduced so that no portion of the parachute payments is subject to excise tax and no gross-up payment would be made.

    In consideration for receiving one of these agreements, each executive officer signed an agreement not to work for any competitor of the Company for a period of one year following termination.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

    Four directors are to be elected at the meeting for three-year terms ending at the 2003 Annual Meeting. Robert E. Allen, Lewis B. Campbell, Laurie H. Glimcher, M.D. and James D. Robinson III have been nominated by the Board of Directors for election at this Annual Meeting. Robert E. Allen, Lewis B. Campbell, Laurie H. Glimcher, M.D. and James D. Robinson III are presently directors of the Company. The accompanying proxy will be voted for the Board of Directors' nominees, except where authority to so vote is withheld. Should any nominee be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE FOUR NOMINEES FOR DIRECTORS.

              PROPOSAL 2 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors of Bristol-Myers Squibb has appointed
PricewaterhouseCoopers LLP ('PwC') as independent accountants for the year 2000, subject to ratification by the stockholders. The Audit Committee recommended PwC to the full Board of Directors because it has served the Company well in the past and it is well qualified to perform this important function.

    During 1999, the Company was advised by PwC of certain violations by it and its predecessor firms of independence requirements of the Securities and Exchange Commission as they relate to their audit of the Company's financial statements. PwC learned of these violations during the course of its internal review of its public audit clients conducted pursuant to an SEC settlement order dated January 14, 1999. Management and the Audit Committee have reviewed this matter with the advice of specially retained counsel. PwC has advised that such violations have been cured and that no such violations exist at this time. Management and the Audit Committee believe that the violations had no impact on the integrity of the audit process relating to the Company's financial statements. Management and the Audit Committee also believe the steps PwC is taking to prevent future independence violations should result in PwC's compliance with applicable requirements.

    A representative of PwC is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired, and such representative is expected to be available to respond to appropriate questions.

    In the event the stockholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors and the Audit Committee to select another independent accounting firm. It is understood that even if the selection is ratified, the Board of Directors and the Audit Committee, at their discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE RATIFICATION OF THE APPOINTMENT OF PWC.

                         PROPOSAL 3 -- APPROVAL OF 2000
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    On January 11, 2000, the Board of Directors of the Company approved for submission to the stockholders at the 2000 Annual Meeting, the Bristol-Myers Squibb Company 2000 Non-Employee Directors' Stock Option Plan (the 'Plan'). The Plan will replace the 1990 Non-Employee Directors' Stock Option Plan that will expire on May 1, 2000. The Plan is intended to benefit the Company and its stockholders by maintaining the Company's ability to attract and retain the services of experienced and highly qualified non-employee directors and to increase their long-term financial stake in the Company's continued success.

    The following summary describes the principal aspects of the Plan. The summary is qualified in its entirety to the specific provisions of the Plan, the full text of which is set forth as Exhibit A.

GENERAL INFORMATION

    Participation in the Plan is limited to members of the Board of Directors who are not current or former employees of the Company or any of its subsidiaries. After the election of four directors on May 2, 2000, there will be nine non-employee directors.

STOCK OPTION GRANT

    If approved by the stockholders, the Plan shall, from 2000 to 2010 inclusive, automatically provide annual grants of stock options on the date of the Company's Annual Meeting to each non-employee who is elected to the Board of Directors at such meeting or who has previously been elected to the Board of Directors for a term extending beyond such Annual Meeting. An aggregate of 750,000 shares of Common Stock (subject to adjustment as provided in the Plan) will be reserved for issuance under the Plan. Shares subject to options that terminate or expire unexercised will be available for future option grants.

    Each annual grant will permit the holder, for a period of up to ten years from the date of grant, to purchase from the Company a certain number of shares of Common Stock, not to exceed 5,000 shares (subject to adjustment as provided in the Plan) at the fair market value of such shares on the date the option was granted. Each option shall become exercisable in four equal installments. One-quarter of the total number of shares covered by the option shall be exercisable on the earlier of (i) the first anniversary of the grant of the option or (ii) the completion of one term-year following the grant of the option and an additional one-quarter shall be exercisable on the earlier of (i) each anniversary thereafter or (ii) completion of an additional term-year of service as a non-employee director until on the fourth anniversary all the shares subject to the option shall be fully vested, provided the non-employee director continues as such up to the date of exercise of the option. No option or any part of an option shall be exercisable before a non-employee director has served one term-year as a member of the Board since the date the option was granted.

TERMINATION OF SERVICE

    In the event a non-employee director terminates service on the Board other than by reason of death or retirement, any outstanding options shall expire at the earlier of ten years from the grant date or one year from the date of termination of service. In the event of the retirement or death of a non-employee director, any outstanding options shall expire ten years after the grant date. In the event a non-employee director who terminated service on the

Board shall die, any outstanding options shall expire at the later of the expiration date of the grant determined at the time the non-employee director terminated service, or one year from the date of death, but in no case later than ten years from the grant date.

    Each option and all rights shall be non-assignable and non-transferable other than by will or the laws of descent and distribution except as otherwise may be provided for in a stock option agreement.

FEDERAL TAX CONSEQUENCES

    The grant of options will not result in taxable income to the non-employee director or in a deduction to the Company. The exercise of an option by a non-employee director will result in taxable ordinary income to the non-employee director and a corresponding deduction for the Company, in each case equal to the difference between the fair market value on the date the option was granted (the option price) and fair market value on the date the option was exercised.

OTHER INFORMATION

    The Plan will become effective upon approval by the Company's stockholders and will terminate, for purposes of granting further options, on May 1, 2010, unless terminated earlier by the Board of Directors or extended by the Board with the approval of stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' APPROVAL OF THE 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.

                       PROPOSAL 4 -- STOCKHOLDER PROPOSAL
                    RELATING TO ANNUAL ELECTION OF DIRECTORS

    Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who holds of record 480 shares of Common Stock, has informed the Company that she intends to present to the meeting the following resolution:

   RESOLVED: 'That the stockholders of Bristol-Myers Squibb recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.'

   REASONS: 'Until recently, directors of Bristol-Myers Squibb were elected annually by all shareholders.'

   'The great majority of New York Stock Exchange listed corporations elect all their directors each year.'

   'This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.'

   'Last year the owners of 770,300,299 shares, representing approximately 53.6% of shares voting, voted FOR this proposal.'

   'If you AGREE, please mark your proxy FOR this resolution.'

BOARD OF DIRECTORS' POSITION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'AGAINST' THE PROPOSAL FOR THE FOLLOWING REASONS:

    This proposal has been presented by the same stockholder every year since 1985 and has been defeated on each occasion. Last year, the proposal received an affirmative vote of only 38.8% of the outstanding shares -- significantly less than the 75% of the outstanding shares necessary to amend the Company's Certificate of Incorporation to allow for the annual election of directors. The Board of Directors continues to believe that the proposal is not in the best interests of the Company nor its stockholders.

    In 1984, the stockholders of the Company decided, by a vote at the Annual Meeting, to divide the Board of Directors into three classes with the number of directors in each class being as nearly equal as possible. Each director serves a three-year term and directors for one of the three classes are elected each year. Similar procedures for this staggered election approach have been adopted by many major corporations and, in fact, more than half of the other Fortune 500 companies provide for the election of their directors in this manner.

    The staggered election of directors is intended to provide continuity of experienced directors on the Board and prevent a precipitous change in the composition of the Board. With staggered elections, at least two annual stockholder meetings would be required to change a majority of directors. This enhances management's ability to negotiate in the best interests of all the stockholders with an entity seeking to gain control of the corporation. A further benefit is the assurance of continuity and stability in the management of the business and affairs of the Company since a majority of the directors will always have prior experience as directors of the Company.

    The Board has determined that the benefits of the classified board are still valid and that it is in the best interests of the Company and its stockholders to keep the classified board.

    ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'AGAINST' THIS
PROPOSAL.

                       PROPOSAL 5 -- STOCKHOLDER PROPOSAL
                    RELATING TO A POLICY OF PRICE RESTRAINT

    The Sinsinawa Dominicans, 1400 W. Summerdale Avenue, Chicago, IL 60640 owner of 40 shares of Common Stock; Catholic Healthcare West, 1700 Montgomery Street, San Francisco, CA 94111 owner of 59,300 shares of Common Stock; Catholic Health East, 14 Campus Boulevard, Newtown Square, PA 19073 owner of 48,800 shares of Common Stock; The Marianist Society, Inc., 4301 Roland Avenue, Baltimore, MD 21210 owner of 1,200 shares of Common Stock; Sisters of Charity -- Halifax, 150 Bedford Highway, Halifax, Nova Scotia, Canada B3M 3J5 owner of 20,000 shares of Common Stock; Sisters of Charity New York, Mount St. Vincent-on-Hudson, 6301 Riverdale Avenue, Bronx, NY 10471 owner of 2,800 shares of Common Stock; School Sisters of Notre Dame, 336 East Ripa Avenue, St. Louis, MO 63125 owner of 120 shares of Common Stock; Sisters of St. Mary of Oregon, 4440 SW 148th, Beaverton, Oregon 97007 owner of 3,290 shares of Common Stock; Medical Mission Sisters, 338 West Street, Hyde Park, MA 02136 owner of 400 shares of Common Stock; Sisters of Mercy of the Americas, 2039 North Geyer Road, St. Louis, MO 63131 owner of 32,000 shares of Common Stock; Marist Society, Inc., 4408 8th Street, NE, Washington, DC 20017 owner of 3,000 shares of Common Stock; Unitarian Universalist Service Committee, 130 Prospect Street, Cambridge, MA 02139 owner of 400 shares of Common Stock; Sisters of Charity, 5900 Delhi Road, Mount St. Joseph, OH 45051 owner of 50,000 shares of Common Stock; Sisters of St. Francis, 3390 Windsor Avenue, Dubuque, IA 52001 owner of 6,400 shares of Common Stock have informed the Company that they, or any one of them, intend to present to the meeting the following resolution:

   WHEREAS:

   Health Care Financing Administration data, based on five year figures through 1998, shows spending on prescription drugs rising 12% per year, more than double the 5.1% increase in national health expenditures:

   A 1998 House Committee Report found that:

   *Older Americans and other individuals (e.g., the uninsured and the underinsured) who buy prescription drugs in the retail market pay substantially more for drugs than drug manufacturers' 'favored customers' (federal government agencies and large HMO's); *Pharmacies appear to have small mark-ups in prices of prescription drugs;

   These higher prices are also born by institutional health care facilities;

   Drug prices are consistently higher in the US retail market than in other industrialized countries. Recent studies reveal that eight antidepressant and anti-psychotic drugs cost, on average, twice as much in the US as in European and other North American industrialized countries. For example, a 30 day supply of nefazadone (Serzone-Bristol-Myers Squibb brand name), costs almost twice as much in the US as it does in Ireland;

   Our Company has paid $12.8 million as part of a settlement of a class action law suit that accused several companies of using an unfair two-tiered system to price wholesale drugs;

   RESOLVED: Shareholders request the Board of Directors to:

    1. Create and implement a policy of price restraint on pharmaceutical products for individual consumers and institutional purchasers, utilizing a combination of approaches to keep drug prices at reasonable levels.

    2. Report to shareholders by September, 2000 on changes in policies and pricing procedures for pharmaceutical products (withholding any competitive information, and at reasonable cost).

   SUPPORTING STATEMENT

   We suggest that the policy include a restraint on each individual drug and that it not be based on averages which can mask tremendous disparities: a low price increase for one compound and a high price increase for another; one price for a 'favored customer' (usually low) and another for the retail customer (usually high).

   We understand the need for ongoing research and appreciate the role that our company has played in the development of new medicines. We are also aware that the cost of research is only one determinant for the final price of a drug. The manufacturing, selling, marketing and administrative costs often contribute far more to the price of a drug than research costs. Thus, we believe that price restraint can be achieved without sacrificing necessary research efforts.

BOARD OF DIRECTORS' POSITION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'AGAINST' THE PROPOSAL FOR THE FOLLOWING REASONS:

    The Company is committed to providing medicines at fair and reasonable prices in furtherance of our mission to extend and enhance human life.

    Determining prices at which to sell medicines is one of the most critical, complex and fundamental responsibilities of management. To set prices, management carefully considers product novelty, size of the patient population for which the product is appropriate, research and development costs, manufacturing and distribution costs, the current and prospective competitive environment and the need to provide a favorable return on investment for stockholders, among other factors. Adoption of the proposal would not be in the best interests of the Company or its stockholders because it would restrict management's ability to make appropriate pricing decisions.

    The Company firmly believes that its medicines are already priced at reasonable levels. Nevertheless, the Company maintains an active dialogue with various constituencies on the pricing of pharmaceutical products. The Company also firmly supports the view that everyone should have access to the best medicines. Individuals who cannot afford our medicines and have no other means of coverage are eligible to be provided with our medicines, at no charge, through our Patient Assistance Program. In 1999 alone, more than 150,000 patients were provided with life-saving prescriptions through this program.

    It is important to note the growth of the Company's prescription medicines business is attributable primarily to increases in the volume of medicines sold, and not to price increases. Increased use of pharmaceuticals often results in lower overall health care costs because it reduces the need for other and frequently more expensive medical treatments. Across the Company's pharmaceutical product portfolio, price increases in aggregate have been modest. The compound annual growth rate of the Company's net effective prices, the prices actually realized after all discounts given and rebates paid, from 1993 to 1999, was lower than the Consumer Price Index ('CPI') for the same time period.

    The Company should not be compelled to adopt any formal policy as to pricing. In this fast-paced and highly competitive industry, the Company needs the flexibility to price its products appropriately so that it may invest aggressively in the research and development of promising new and innovative medicines. This investment will continue to increase as the Company accelerates the growth of its pipeline of new cures and therapies in areas of critical unmet medical need. This is fundamental to the Company's continued success and to the patients who rely on our medicines.

    ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'AGAINST' THIS
PROPOSAL.

                           ADVANCE NOTICE PROCEDURES

    Under the Company's Bylaws, no business may be brought before an annual meeting except as set forth in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to the Company containing certain information set forth in the Bylaws, not less than 120 days before the date of the Company's proxy statement is released to stockholders in connection with the prior year's annual meeting. For the Company's meeting in 2001, the Company must receive this notice no later than November 20, 2000. These requirements are separate and distinct from and in addition to the SEC requirements that a stockholder must meet to have a stockholder proposal included in the Company's proxy statement.

    A copy of the Bylaw provisions discussed above may be obtained by writing the Company at its principal executive offices, 345 Park Avenue, New York, New York 10154, attention: Corporate Secretary.

                              2001 PROXY PROPOSALS

    Stockholder proposals relating to the Company's 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 345 Park Avenue, New York, New York 10154, attention: Corporate Secretary, no later than November 20, 2000.

                                                                       EXHIBIT A

                          BRISTOL-MYERS SQUIBB COMPANY
                 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

1. PURPOSE:

    The purpose of the Bristol-Myers Squibb Company 2000 Non-Employee Directors' Stock Option Plan ('the Plan') is to secure for Bristol-Myers Squibb Company ('the Company') and its stockholders the benefits of the incentive inherent in increased Common Stock ownership by the members of the Board of Directors ('the Board') of the Company who are Eligible Directors as defined in the Plan.

2. ADMINISTRATION:

    The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of stock options made under the Plan ('Options'). The Board shall, subject to the provisions of the Plan, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

3. AMOUNT OF STOCK:

    The stock which may be issued and sold under the Plan will be the Common Stock (par value $.10 per share) of the Company, of a total number not exceeding 750,000 shares, subject to adjustment as provided in Paragraph 6 below. The stock to be issued may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries. In the event that Options granted under the Plan shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the shares not purchased under such lapsed Options.

4. ELIGIBLE DIRECTORS:

    The members of the Board who are eligible to participate in the Plan are persons who serve as directors of the Company after the effective date of the Plan and:

    (a) who are not current or former employees of the Company and

    (b) who are not and, in the past, have not been eligible to receive Options on Company stock by participation as an employee in another plan sponsored by the Company or under a contractual arrangement with the Company.

5. TERMS AND CONDITIONS OF OPTIONS:

    Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

    (a) The Option exercise price shall be the fair market value of the Common Stock shares subject to such Option on the date the Option is granted, which shall be the average of the high and the low sales prices of a Common Stock share on the date of grant as reported on the New York Stock Exchange Composite Transactions Tape or, if the New York Stock Exchange is closed on that date, on the last preceding date on which the New York Stock Exchange was open for trading.

    (b) Each year, as of the date of the Annual Meeting of Stockholders of the Company, each Eligible Director who has been elected or reelected or who is continuing as a member of the Board as of the adjournment of the Annual Meeting shall automatically receive an Option Award. The number of shares to be covered by an individual award may not exceed 5,000 shares, with such limit subject to the provisions of Section 6.

    (c) No Option granted under the Plan shall be transferable by the optionee other than by will or by the laws of descent and distribution, and such Option shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Board may set forth in a Stock Option Agreement, at the time of grant or thereafter, that the Options may be transferred to members of the optionee's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family means the optionee's spouse, parents, children, stepchildren, grandchildren and legal dependants. Any transfer of Options made under this provision will not be effective until notice of such transfer is delivered to the Company.

    (d) No Option or any part of an Option shall be exercisable:

         (i) before the Eligible Director has served one term-year as a member of the Board since the date the Option was granted (as used herein, the term 'term-year' means that period from one Annual Meeting to the subsequent Annual Meeting),

         (ii) after the expiration of ten years from the date the Option was granted,

        (iii) unless written notice of the exercise is delivered to the Company specifying the number of shares to be purchased and payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise, such payment shall be made:

              (A) in United States dollars by certified check, or bank draft, or

              (B) by tendering to the Company Common Stock shares owned by the person exercising the Option and having a fair market value equal to the cash exercise price applicable to such Option, such fair market value to be the average of the high and low sales prices of a Common Stock share on the date of exercise as reported on the New York Stock Exchange Composite Transactions Tape or, if the New York Stock Exchange is closed on that date, on the last preceding date on which the New York Stock Exchange was open for trading, or

              (C) by a combination of United States dollars and Common Stock shares as aforesaid, and

        (iv) unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, an Eligible Director of the Company, except that:

             (A) if such a person shall cease to be such an Eligible Director for reasons other than retirement or death, while holding an Option that has not expired and has not been fully exercised, such person, at any time within one year after the date he ceases to be such an Eligible Director (but in no event after the Option has expired under the provisions of subparagraph 5(d) (ii) above), may exercise the Option with respect to any Common Stock shares as to which such person has not exercised the Option on the date the person ceased to be such an Eligible Director,

             (B) if such person shall cease to be such an Eligible Director by reason of retirement or death while holding an Option that has not expired and has not been fully exercised, such person, or in the case of death, the executors, administrators or distributees, as the case may be, may at any time following the date of retirement or death (but in no event after the expiration of the Option period set for in the Stock Option Agreement), exercise the Option with respect to any shares of Common Stock as to which such person has not exercised the Option on the date the person ceased to be such an Eligible Director, notwithstanding the provisions of subparagraph 5(e) below,

             (C) if any person who has ceased to be such an Eligible Director for reasons other than death, shall die holding an Option that has not been fully exercised, such person's executors, administrators, heirs or distributees, as the case may be, may, at any time within the greater of (1) one year after the date of death or (2) the remainder for the period in which such person could have exercised the Option had the person not died (but in no event under either (1) or (2) after the Option has expired under the provisions of subparagraph 5(d) (ii) above), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of death.

          In the event any Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee's estate or the proper legatees or distributees thereof.

    (e) Subject to subparagraph 5(d) (i) above, one-quarter (25%) of the total number of shares of Common Stock covered by the Option shall become exercisable beginning on the earlier of (a) the first anniversary date of the grant of the Option or (b) the completion of one term-year following the grant of the Option; thereafter an additional one-quarter (25%) of the shares shall become exercisable annually on the earlier of
        (a) the anniversary date of the grant of the Option or (b) the completion of an additional term-year of service as a member of the Board.

    (f) Notwithstanding anything to the contrary herein, if an Option has been transferred in accordance with Section 5(c), the Option shall be exercisable solely by the transferee. The Option shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the optionee or optionee's estate would have been entitled to exercise it if the optionee had not transferred the Option. In the event of the death of the transferee prior to the expiration of the right to exercise the Option, the Option shall be exercisable by the executors, administrators, legatees and distributees of the transferee's estate, as the case may be for a period of one year following the date of the transferee's death but in no event be exercisable after the expiration of the Option period set forth in the Stock Option Agreement. The Option shall be subject to such other rules as the Board shall determine.

6. ADJUSTMENT IN THE EVENT OF CHANGE IN STOCK:

    In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the aggregate number and kind of shares available under the Plan, and the number, kind and price of shares subject to outstanding Options shall be appropriately adjusted by the Board, whose determination shall be conclusive.

7. MISCELLANEOUS PROVISIONS:

    (a) Except as expressly provided for in the Plan, no Eligible Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Director any right to be retained in the service of the Company.

    (b) Except as provided for under Section 5(c), an optionee's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an optionee's death, by will or the laws of descent and distribution), including, but not by way of limitations, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

    (c) No Common Stock shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws and regulations.

    (d) It shall be a condition to the obligation of the Company to issue Common Stock shares upon exercise of an Option, that the optionee (or any beneficiary or person entitled to act under subparagraph 5(d) (iv) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Stock shares.

    (e) The expenses of the Plan shall be borne by the Company.

    (f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any Option under the Plan and issuance of shares upon exercise of Options shall be subordinate to the claims of the Company's general creditors.

    (g) By accepting any Option or other benefit under the Plan, each optionee and each person claiming under or through such person shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

8. AMENDMENT OR DISCONTINUANCE:

    The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable, including, but not limited to amendments necessary to qualify for any exemption or to comply with applicable law or regulations provided, however, that except as provided in Paragraph 6 above, the Board may not, without further approval by the shareholders of the Company in accordance with Paragraph 10 below, increase the maximum number of shares of Common Stock as to which Options may be granted under the Plan, increase the number of shares subject to an Option, reduce the minimum Option exercise price described in subparagraph 5(a) above, extend the period during which Options may be granted or exercised under the Plan or change the class of persons eligible to receive Options under the Plan. No amendment of the Plan shall materially and adversely affect any right of any optionee with respect to any Option theretofore granted without such optionee's written consent.

9. TERMINATION:

    This Plan shall terminate upon the earlier of the following dates or events to occur:

    (a) upon the adoption of a resolution of the Board terminating the Plan; or

    (b) ten years from the date the Plan is initially approved and adopted by the shareholders of the Company in accordance with Paragraph 10 below.

10. EFFECTIVE DATE OF PLAN:

    The Plan shall become effective as of May 2, 2000 or such later date as the Board may determine, provided that the Company's stockholders shall have adopted the Plan at the Company's 2000 Annual Meeting of Stockholders.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             YOUR VOTE IS IMPORTANT
                             PLEASE VOTE YOUR PROXY

                     [Logo]   BRISTOL-MYERS SQUIBB COMPANY


                     [Logo]    Printed on recycled paper

                                                                     APPENDIX 1

                 [Logo]   BRISTOL-MYERS SQUIBB COMPANY


       BRISTOL-MYERS SQUIBB COMPANY SAVINGS AND INVESTMENT PROGRAM BRISTOL-MYERS SQUIBB COMPANY EMPLOYEE INCENTIVE THRIFT PLAN BRISTOL-MYERS SQUIBB PUERTO RICO, INC. SAVINGS AND INVESTMENT PROGRAM

The enclosed Notice of 2000 Annual Meeting and Proxy Statement is being provided to you as a participant in the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program pursuant to regulations of the Securities and Exchange Commission.

These regulations are designed to provide you with current information regarding Bristol-Myers Squibb Company and Bristol-Myers Squibb Company Common Stock which represents the investment of the Company Stock-based fund in the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan and the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program.

If you are the owner of record of Bristol-Myers Squibb shares outside the Plans, a copy of the 1999 Annual Report has already been sent to you as a registered owner; otherwise a copy of the 1999 Annual Report is enclosed.

IF YOU HAVE PREVIOUSLY CONSENTED TO ACCESS ANNUAL REPORTS AND PROXY STATEMENTS ELECTRONICALLY, THIS MATERIAL IS NOW AVAILABLE FOR REVIEW AT:
HTTP://WWW.PROXYVOTING.COM/BMS

Participants who had funds invested in one of the Company Stock-based funds on the record date for the 2000 Annual Meeting additionally receive the opportunity to instruct the Trustee of the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program how to vote the Common Stock attributable to their accounts at the 2000 Annual Meeting of Stockholders.

Since you did not have any funds invested in the Company's Stock-based funds of any of these Plans on the record date for the 2000 Annual Meeting, NO ACTION IS REQUIRED ON YOUR PART.

PLEASE HELP US

We attempt to eliminate all duplicate mailings to the extent permitted under applicable laws and regulations. If you receive duplicate mailings of any of the enclosed materials using different versions of your name and/or address, please send us copies of all the address imprints for all the materials you received and indicate the preferred name and/or address you want us to use for all the mailings.

We will eliminate duplicate mailings where possible. Mail copies of address imprints to Stockholder Services, Third Floor, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154.

                                                                      APPENDIX 2

PROXY                                       [LOGO]  BRISTOL-MYERS SQUIBB COMPANY
--------------------------------------------------------------------------------

                   ANNUAL MEETING OF STOCKHOLDERS MAY 2, 2000

    The undersigned hereby appoints C.A. HEIMBOLD, JR., P.R. DOLAN and E.V. FUTTER, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of the Company to be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on
May 2, 2000 at 9:45 A.M., and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.
 -----------------------------------------------------------------------------
PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR STOCK IS TO BE VOTED.
                                IF NO CHOICE IS
    SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST
                               PROPOSALS 4 AND 5.
 -----------------------------------------------------------------------------

          PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

[X]   PLEASE MARK
      YOUR VOTES AS
      INDICATED IN
      THIS EXAMPLE

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR'
                             PROPOSALS 1, 2 AND 3.


                                 FOR                  WITHHELD
                                 ALL                   FOR ALL
1. ELECTION OF DIRECTORS        [  ]                    [  ]
   R.E. ALLEN
   L.B. CAMPBELL
   L.H. GLIMCHER, M.D.
   J.D. ROBINSON III


   WITHHELD FOR THE FOLLOWING NOMINEE(S)
   ONLY (WRITE NAME(S) BELOW):


   ----------------------------------------------------------------------------

                                     FOR             AGAINST           ABSTAIN
2. APPOINTMENT OF                   [  ]              [  ]              [  ]
   ACCOUNTANTS

                                     FOR             AGAINST           ABSTAIN
3. APPROVAL OF 2000                 [  ]              [  ]              [  ]
   NON-EMPLOYEE
   DIRECTORS' STOCK
   OPTION PLAN


                             THE BOARD OF DIRECTORS
                               RECOMMENDS A VOTE
                          'AGAINST' PROPOSALS 4 AND 5.


                                   FOR             AGAINST           ABSTAIN
4. ANNUAL ELECTION                 [  ]              [  ]              [  ]
   OF DIRECTORS

                                   FOR             AGAINST           ABSTAIN
5. POLICY OF PRICE                 [  ]              [  ]              [  ]
   RESTRAINT



   PLEASE SIGN HERE exactly as your name(s)
                    appear(s) to the left

SIGNATURE
___________________________________________________________

SIGNATURE
___________________________________________________________

DATED
___________________________________________________________
When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                      APPENDIX 3

                    [Logo]   BRISTOL-MYERS SQUIBB COMPANY


                           PROXY VOTING INSTRUCTIONS
          BRISTOL-MYERS SQUIBB COMPANY SAVINGS AND INVESTMENT PROGRAM BRISTOL-MYERS SQUIBB COMPANY EMPLOYEE INCENTIVE THRIFT PLAN
     BRISTOL-MYERS SQUIBB PUERTO RICO, INC. SAVINGS AND INVESTMENT PROGRAM

To Trustee:

The undersigned hereby directs the Trustee to vote, in person or by proxy, at the Annual Meeting of Stockholders of Bristol-Myers Squibb Company to be held on May 2, 2000 or any adjournments thereof, all full and fractional shares of Common Stock of Bristol-Myers Squibb Company credited to my account under the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Incentive Thrift Plan or the Bristol-Myers Puerto Rico, Inc. Savings and Investment Program as indicated on the reverse side.

                             -------------------
The enclosed Notice of the 2000 Annual Meeting and Proxy Statement is being provided to you as a participant in the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program.

If you are also the owner of record of Bristol-Myers Squibb shares outside the Plans, a copy of the 1999 Annual Report has already been sent to you as a registered owner; otherwise a copy of the 1999 Annual Report is enclosed.

IF YOU HAVE PREVIOUSLY CONSENTED TO ACCESS ANNUAL REPORTS AND PROXY STATEMENTS ELECTRONICALLY, THIS MATERIAL IS NOW AVAILABLE FOR REVIEW AT:
HTTP://WWW.PROXYVOTING.COM/BMS

Participants in any of the Plans who had funds invested in a Bristol-Myers Squibb Company Common Stock-based investment fund on the record date for the 2000 Annual Meeting may instruct the plan Trustee how to vote the shares attributable to their account by giving instructions via the Internet, by telephone or by returning a completed card by April 21, 2000. If you vote via the Internet or by telephone, there is no need to return this card. Shares of Common Stock for which no voting instructions are received by the Trustee by April 21, 2000 will be voted in the same proportion as the shares as to which it has received instructions.

Bristol-Myers Squibb Company urges you to VOTE TODAY.

--------------------------------------------------------------------------------

    IMPORTANT         YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES TODAY.

PLEASE HELP US

We attempt to eliminate all duplicate mailings to the extent permitted under applicable laws and regulations. If you receive duplicate mailings of any of the enclosed materials using different versions of your name and/or address, please send us copies of all the address imprints for all the materials you received and indicate the preferred name and/or address you want us to use for all the mailings.

We will eliminate duplicate mailings where possible. Mail copies of address imprints to Stockholder Services, Third Floor, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154.

The shares represented by these Voting Instructions will be voted as directed. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEMS 4 AND 5.

                                                              PLEASE MARK    [X]
                                                              YOUR VOTE AS
                                                              INDICATED IN
                                                              THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSALS 1, 2 AND 3.


                                         FOR          WITHHELD
                                         ALL          FOR ALL
1. ELECTION OF DIRECTORS                 [ ]            [ ]
   01 R.E. ALLEN
   02 L.B. CAMPBELL
   03 L.H. GLIMCHER, M.D.
   04 J.D. ROBINSON III


  WITHHELD FOR THE FOLLOWING NOMINEE(S)
  ONLY (WRITE NAME(S) BELOW):


  --------------------------------------------------------------------


                                               FOR             AGAINST           ABSTAIN
2. APPOINTMENT OF                              [ ]               [ ]               [ ]
   ACCOUNTANTS

3. APPROVAL OF 2000                            FOR             AGAINST           ABSTAIN
   NON-EMPLOYEE                                [ ]               [ ]               [ ]
   DIRECTORS' STOCK
   OPTION PLAN.

                             THE BOARD OF DIRECTORS
                          RECOMMENDS A VOTE 'AGAINST'
                               PROPOSALS 4 AND 5.

                                               FOR             AGAINST           ABSTAIN
4. ANNUAL ELECTION                             [ ]               [ ]               [ ]
   OF DIRECTORS

5. POLICY OF PRICE                             FOR             AGAINST           ABSTAIN
   RESTRAINT                                   [ ]               [ ]               [ ]



Signature ______________________________________________________  Date _________



                              FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT!


                       YOU CAN VOTE IN ONE OF THREE WAYS:

Vote by Internet at our Internet Address: http://www.proxyvoting.com/bms You can also access this site through the Company's Intranet home page:
                               http://home.bms.com

                                       or

       Call toll-free 1-800-840-1208 on a touch tone telephone and follow the voting instructions.
                    There is NO CHARGE to you for this call.

                                       or

    Mark, sign and date your proxy card and return promptly in the enclosed envelope.

 PLEASE DO NOT RETURN THE ABOVE CARD IF YOU VOTED BY THE INTERNET OR TELEPHONE.

                                                                      APPENDIX 4

                    [Logo]   BRISTOL-MYERS SQUIBB COMPANY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


P
R
O
X
Y

The undersigned hereby appoints C.A. Heimbold, Jr., P.R. Dolan and E.V. Futter and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of the Company to be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on May 2, 2000 at 9:45 A.M., and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

                       ANNUAL MEETING OF STOCKHOLDERS MAY 2, 2000

WHEN PROPERLY EXECUTED, YOUR PROXY WILL BE VOTED AS                 ADDRESS CHANGE/COMMENTS
YOU INDICATE, OR WHERE NO CONTRARY INDICATION IS                    ________________________________
MADE, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND                    ________________________________
AGAINST PROPOSALS 4 AND 5. The full text of the                     ________________________________
proposals and the position of the Board of Directors on             ________________________________
each appears in the Proxy Statement and should be                   ________________________________
reviewed prior to voting.

      IMPORTANT    YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES TODAY.

--------------------------------------------------------------------------------

                                ADMISSION TICKET

                    [Logo]   BRISTOL-MYERS SQUIBB COMPANY


                      2000 ANNUAL MEETING OF STOCKHOLDERS

                              Tuesday, May 2, 2000
                                   9:45 A.M.
                                  Hotel duPont
                             11th & Market Streets
                              Wilmington, DE 19801

        NON-TRANSFERABLE                                NON-TRANSFERABLE


The Hotel duPont is located at 11th and Market Streets in downtown Wilmington, Delaware. Directions to the hotel can be obtained by calling the hotel at (302) 594-3100 or via the Internet by accessing the hotel's web site at:
HTTP://WWW.DUPONT.COM/HOTEL/MAP.HTM

Limited Complimentary Parking for stockholders attending the 2000 Annual Meeting is available at the HOTEL CAR PARK, located on Orange Street between 11th and 12th Streets approximately one block from the hotel.

         SHOW YOUR ADMISSION TICKET TO THE PARKING ATTENDANT TO RECEIVE
                             COMPLIMENTARY PARKING.

  Please note: Valet parking is also available at the Hotel duPont at your own expense.

The shares represented by this proxy will be voted as directed by the stockholder. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS VOTED, SUCH SHARES WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEMS 4 AND 5.

                                                              PLEASE MARK    [X]
                                                              YOUR VOTE AS
                                                              INDICATED IN
                                                              THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSALS 1, 2 AND 3.

                                         FOR          WITHHELD
                                         ALL          FOR ALL
1. ELECTION OF DIRECTORS                 [ ]            [ ]
   01 R.E. ALLEN
   02 L.B. CAMPBELL
   03 L.H. GLIMCHER, M.D.
   04 J.D. ROBINSON III


  WITHHELD FOR THE FOLLOWING NOMINEE(S)
  ONLY (WRITE NAME(S) BELOW):

  --------------------------------------------------------------------

                                               FOR             AGAINST           ABSTAIN
2. APPOINTMENT OF                              [ ]               [ ]               [ ]
   ACCOUNTANTS

3. APPROVAL OF 2000                            FOR             AGAINST           ABSTAIN
   NON-EMPLOYEE                                [ ]               [ ]               [ ]
   DIRECTORS' STOCK
   OPTION PLAN

                             THE BOARD OF DIRECTORS
                          RECOMMENDS A A VOTE 'AGAINST'
                               PROPOSALS 4 AND 5.

                                               FOR             AGAINST           ABSTAIN
4. ANNUAL ELECTION                             [ ]               [ ]               [ ]
   OF DIRECTORS

5. POLICY OF PRICE                             FOR             AGAINST           ABSTAIN
   RESTRAINT                                   [ ]               [ ]               [ ]

   I CONSENT TO VIEW FUTURE ANNUAL REPORTS                       [ ]
   AND PROXY STATEMENTS ON LINE.

   MARK THIS BOX IF YOU HAVE MORE THAN ONE                       [ ]
   ACCOUNT AND WANT TO DISCONTINUE RECEIVING
   MULTIPLE COPIES OF FUTURE ANNUAL REPORTS.

   I PLAN TO ATTEND THE ANNUAL MEETING.                          [ ]

   I HAVE NOTED AN ADDRESS CHANGE OR                             [ ]
   COMMENTS ON THE REVERSE SIDE OF
   THIS CARD.


Signature(s) __________________________________________________  Date __________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                        FOLD AND DETACH PROXY CARD HERE


                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

    Vote by Internet at our Internet Address: http://www.proxyvoting.com/bms

                                       or

        Call toll-free 1-800-840-1208 on a touch tone telephone and follow the voting instructions.
                    There is NO CHARGE to you for this call.

                                       or

    Mark, sign and date your proxy card and return promptly in the enclosed envelope.

 PLEASE DO NOT RETURN THE ABOVE CARD IF YOU VOTED BY THE INTERNET OR TELEPHONE.

Reverse side is your admission ticket to the Annual Meeting.